AMENDMENT NO. 1

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 1, dated as of November 28, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), DKG ACQUISITION CORP., a Delaware corporation ("Newco"), DKG ENTERPRISES, INC., an Oklahoma corporation (the "Company"), and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third line thereof and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         2. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third to fourth lines thereof, and inserting in lieu thereof the phrase "Ronald
P. Rafaloff".

         3. Amendment to Section 12.1(ii) of the Agreement. The parties hereto acknowledge and agree that notwithstanding Section 12.1 (ii) of the Agreement, the Agreement has remained in full force and effect since May 9, 1997 through the date hereof and Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "October 31, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "July 31, 1998".

         4. Amendment to Section 8.12 of the Agreement. Section 8.12 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.12 RELEASE. The holders of CEI Stock shall have delivered to CEI an instrument dated the Closing Date, releasing CEI from any and all (i) claims of such holders against CEI and (ii) obligations of CEI to such holders, except for (x) items specifically identified on
         Schedule 8.12, (y) continuing obligations to such holders relating to their employment by CEI and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         5. Amendment to Section 1.5 to the Agreement. Section 1.5 of the Agreement is hereby amended by adding the following sentence to the end thereof:

                  Notwithstanding the foregoing, the amount of all debt, as evidenced by any promissory note, bond, debenture or other similar instrument ("Indebtedness"), of the COMPANY assumed by the Surviving Corporation shall not exceed $1,500,000 (the "Allowable Indebtedness"). In the event the Indebtedness exceeds the Allowable Indebtedness, such amount shall be assumed by and shall become the obligation of the STOCKHOLDERS. CEI shall be entitled to deduct from the amount of cash otherwise to be paid to the STOCKHOLDERS pursuant to
                  Section 2.1 at the Funding and Consummation Date the amount of such excess. To the extent that CEI does not so deduct any such amounts, the STOCKHOLDERS shall promptly pay such Indebtedness as and to the extent requested by the Surviving Corporation from time to time. For purposes of this Section 1.5, the dollar limitation on Indebtedness to be assumed by the Surviving Corporation shall not apply to Indebtedness representing trade payables for goods and services incurred in the ordinary course of business which shall be assumed by the Surviving Corporation. Notwithstanding the foregoing, none of the Indebtedness and liabilities assumed by the Surviving Corporation shall include any liabilities or Indebtedness owed by the COMPANY to any of the STOCKHOLDERS, including, without limitation, any accrued liabilities representing accrued compensation and benefits or interest, but specifically excluding amounts due to the STOCKHOLDERS pursuant to those certain leases listed on Schedule 5.16(B). In addition without limiting the generality of the foregoing, the Surviving Corporation shall not forgive the greater of the (i) $30,000 or (ii) the outstanding balance of all Indebtedness in satisfaction of such Indebtedness and other liabilities, as the case may be, owed by David Green to the Company, whether or not evidenced by a promissory note, bond, debenture or other similar instrument. CEI shall be entitled to deduct from the amount of cash otherwise to be paid to David Green pursuant to Section 2.1 at the Funding and Consummation Date the greater of (i) $30,000 or (ii) the outstanding balance of such Indebtedness in satisfaction of such Indebtedness and other liabilities, as the case may be, in satisfaction of such Indebtedness and other liabilities, owed by David Green to the Company.

         6. Amendment to Section 7.3 to the Agreement. Section 7.3 of the Agreement is hereby amended by deleting the word "or" from the end of clause (x) thereof and adding the following to the end of clause (xi) thereof:


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



                  ; or (xii) make any payment or distribution of any kind to any of its STOCKHOLDERS, including any payments in respect of salary or earnings of the COMPANY, other than payments in respect of salaries not to exceed $7,083 per month in the aggregate to all such STOCKHOLDERS (pro rated for partial months).

         7. Amendment to Annex III of the Agreement. Annex III of the Agreement is hereby amended by deleting such annex in its entirety and replacing it with a new Annex III attached as Exhibit A hereto.

         8. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         9. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         10. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.



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



                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            COLLECTIBLES USA, INC.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name:  RONALD RAFALOFF
                                              Title: CHAIRMAN

                                            DKG ACQUISITION CORP.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name: RONALD RAFALOFF
                                              Title: CHAIRMAN

                                           DKG ENTERPRISES


                                           By /s/ DAVID GREEN
                                             -----------------------------------
                                             Name:
                                             Title:


                                            4D INVESTMENT LIMITED PARTNERSHIP II


                                            By /s/ DAVID GREEN
                                               ---------------------------------
                                               David Green, a General Partner


                                            By  /s/ DARRA GREEN
                                               ---------------------------------
                                               Darra Green, a General Partner



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


                                                                       Exhibit A
                                                                       ---------

                                    ANNEX III

                     CONSIDERATION TO BE PAID TO STOCKHOLDER

Aggregate consideration to be paid to STOCKHOLDER:

               $1,730,000 in cash and 385,845 shares of Common Stock of CEI, to be distributed as follows:

Consideration to be paid to each STOCKHOLDER:

                                                Shares of Common
Stockholder                         Stock of CEI                 Cash
-----------                         ------------                 ----

4D Investment Limited                 300,000                 $1,730,000
 Partnership II


N.P.C. Investment                      85,845
Ltd. Partnership

TOTALS:                               385,845                 $1,730,000


MINIMUM VALUE:  $4,593,000



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